Exhibit 4.10

Allen & Overy LLP

SEVENTH SUPPLEMENTAL INDENTURE

among

AEGON N.V.,

as issuer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as trustee

and

CITIBANK, N.A.,

as paying agent and transfer agent

dated as of November 27, 2009

to the Indenture among

AEGON N.V.,

AEGON FUNDING COMPANY LLC,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (as successor in interest to Citibank, N.A.),

as trustee

dated as of October 11, 2001

$500,000,000 principal amount of 4.625% Senior Notes due 2015

Schedule 1

1.             Form of 4.625% Senior Note due 2015

SEVENTH SUPPLEMENTAL INDENTURE

SEVENTH SUPPLEMENTAL INDENTURE dated as of November 27, 2009 (the Seventh Supplemental Indenture)

AMONG:

(1)                                  AEGON N.V., a Netherlands public company with limited liability (AEGON N.V. or the Company), having its principal executive office at AEGONplein 50, 2501 CE, The Hague, The Netherlands;

(2)                                  THE BANK OF NEW YORK MELLON TRUST COMPANY, a national banking association duly organized and existing under the laws of the United States of America, as trustee (the Trustee) under the Indenture dated as of October 11, 2001 (the Base Indenture), among the Company, AEGON Funding Company LLC (AEGON Funding) and the Trustee (as successor in interest to Citibank, N.A.), as modified and supplemented by a supplemental indenture dated as of November 14, 2003, a second supplemental indenture dated as of June 1, 2005, a third supplemental indenture dated as of November 23, 2005, a fourth supplemental indenture dated as of December 12, 2005, a fifth supplemental indenture dated as of June 28, 2006 and a sixth supplemental indenture dated as of September 21, 2007 and as shall be further supplemented by this Seventh Supplemental Indenture (this Seventh Supplemental Indenture together with the Base Indenture, the Indenture); and

(3)                                  CITIBANK, N.A., through its New York branch, which has agreed to act as Paying Agent and Transfer Agent hereunder.

WHEREAS:

(A)                              the Company, AEGON Funding and Citibank, N.A. executed and delivered the Base Indenture to provide for the future issuance of its unsecured debentures, notes, or other evidences of indebtedness authenticated and delivered under the Base Indenture (the Securities) to be issued from time to time in one or more series as might be determined under the Base Indenture, in an unlimited aggregate principal amount, which may be authenticated and delivered as provided in the Base Indenture;

(B)                                the Trustee is the successor in interest to Citibank, N.A. under the Indenture pursuant to the terms of the Agreement of Resignation, Appointment and Acceptance dated as of August 21, 2007 by and among the Company, AEGON Funding, the Trustee and Citibank, N.A.;

(C)                                Section 301 of the Base Indenture permits the terms of any series of Securities to be established pursuant to a Board Resolution or in one or more indentures supplemental to the Base Indenture;

(D)                               the Company desires to issue a series of Securities, the terms of which it deems appropriate to set out in this Seventh Supplemental Indenture;

(E)                                 pursuant to the terms of the Base Indenture, the Company may issue Securities now and additional Securities of the same or different series at later dates under the Base Indenture, as established by the Company, and the Company desires to initially issue $500,000,000 aggregate principal amount of 4.625% Senior Notes due 2015 (the Notes), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture as supplemented by this Seventh Supplemental Indenture;

(F)                                 pursuant to Section 301 of the Base Indenture, the Company desires to appoint Citibank, N.A., through its New York branch, to act as Paying Agent and Transfer Agent with respect to the Notes;

(G)                                the Notes shall be treated as a separate series of Securities in accordance with the terms of the Indenture and for all purposes under the Indenture; and

(H)                               the Company has duly authorized the execution and delivery of this Seventh Supplemental Indenture and requested that the Trustee and the Paying Agent to execute and deliver this Seventh Supplemental Indenture, and all requirements necessary to make this Seventh Supplemental Indenture a valid and binding instrument in accordance with its terms have been done.

NOW THEREFORE, in consideration of the purchase and acceptance of the Notes by the holders thereof, and solely for the purpose of setting forth, as provided in the Indenture, the form and substance of the Notes and the terms, provisions and conditions thereof, the parties hereto hereby agree as follows:

1.                                      DEFINITIONS

For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)                                  a term defined in the Base Indenture and not otherwise defined herein has the same meaning when used in this Seventh Supplemental Indenture;

(b)                                 unless otherwise specified, a reference to a Section or Article is to a Section or Article of this Seventh Supplemental Indenture;

(c)                                  headings are for convenience of reference only and do not affect interpretation; and

(d)                                 the following terms have the meanings set forth below for purposes of the Seventh Supplemental Indenture and the Base Indenture as it relates to the Notes issued hereunder.

Additional Amounts has the meaning specified in Article 7.

Base Indenture has the meaning specified in the recitals.

Business Day means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York, and on which commercial banks are open for business in New York, New York.

Clearstream means Clearstream Banking société anonyme, Luxembourg.

Company has the meaning specified in the recitals.

Comparable Treasury Issue means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed.

Comparable Treasury Price means (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

DTC means The Depository Trust Company.

Euroclear means Euroclear Bank SA/NV.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Indenture has the meaning specified in the recitals.

Independent Investment Banker means Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated or Wells Fargo Securities, LLC and their respective successors, or if such firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Company.

Interest Payment means, in respect of an Interest Payment Date, the aggregate interest amount for the Interest Period ending on such Interest Payment Date.

Interest Payment Date has the meaning specified in Section 2.4(c).

Interest Period has the meaning specified in Section 2.4(b).

Interest Rate means the interest rate set forth in Section 2.4(a).

Issue Date means November 27, 2009.

Notes has the meaning specified in the recitals.

Paying Agent means Citibank, N.A. as paying agent in relation to the Notes, or its successor or successors for the time being appointed in accordance with the terms of the Indenture.

Reference Treasury Dealer means (1) each of Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated and a Primary Treasury Dealer (as defined below) selected by Wells Fargo Securities, LLC or their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a Primary Treasury Dealer), the Company will substitute another Primary Treasury Dealer and (2) any two other Primary Treasury Dealers selected by the Independent Investment Banker after consultation with the Company.

Reference Treasury Dealer Quotations means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

Regular Record Date has the meaning set forth in Section 2.4(c).

Remaining Scheduled Payments means, with respect to each Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related date of redemption but for such redemption, provided, however, that, if that date of redemption is not an Interest Payment Date with respect to such Notes, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to that date of redemption.

Securities has the meaning set forth in the recitals.

Transfer Agent means Citibank, N.A. as transfer agent in relation to the Notes, or its successor or successors for the time being appointed in accordance with the terms of the Indenture.

Treasury Rate means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the Notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third Business Day preceding the redemption date.

Trustee has the meaning specified in the recitals.

2.                                      GENERAL TERMS AND CONDITIONS OF THE NOTES

2.1                               Designation and Principal Amount

The aggregate principal amount of Notes which may be authenticated and delivered under the Indenture is unlimited.

2.2                               Maturity

Unless otherwise redeemed in accordance with Section 3, the principal amount of the Notes shall be due and payable on December 1, 2015.

2.3                               Form, Issuance, Registration of Transfer and Exchange

The Notes shall be issued in denominations of $1,000 and integral multiples of $1,000 in fully registered form.

Citibank N.A. shall be the Transfer Agent for the Notes.  The Transfer Agent shall exchange or register the transfer of the Notes. The holder of a Note may transfer or exchange a Note in whole or in part by surrendering the Note at the office of the Transfer Agent and otherwise in accordance with the provisions of Section 305 of the Base Indenture.

2.4                               Payments

(a)                                  Interest Rate

The interest rate payable in respect of the Notes is equal to 4.625% per annum (the Interest Rate).

(b)                                 Interest Period

Subject to the conditions contained in the Indenture, the Company shall make interest payments in an amount equal to the interest accrued from (and including) the immediately preceding Interest Payment Date in respect of which interest has been paid on the Notes or from (and including) the Issue Date, if no Interest has been paid, to (but excluding) the next succeeding applicable Interest Payment Date (each, an Interest Period).

(c)                                  Interest Payment Dates; Regular Record Dates

Interest on the Notes will be payable semi-annually in arrears on June 1 and December 1 (the Interest Payment Dates) of each year, commencing June 1, 2010, to the persons in whose names the Notes are registered at the close of business on the preceding May 15 or November 15 (the Regular Record Dates), as the case may be.  Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.  The Company shall make the Interest Payments on the Notes through the Paying Agent to the person in whose name the Note is registered on the Regular Record Date.

3.                                      REDEMPTION

3.1                               General

Any redemption made in accordance with this Article 3 shall be made in accordance with Section 1102 through Section 1107 and Section 1109 of the Base Indenture, as applicable.

3.2                               Redemption of the Notes at any time

The Company may redeem the Notes in whole or in part, at its option, at any time and from time to time prior to maturity at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the applicable Remaining Scheduled Payments discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 37.5 basis points, together with, in each case, accrued interest on the principal amount of the Notes to be redeemed to the date of redemption.

3.3                               Redemption of the Notes upon certain tax events

Section 1109 of the Base Indenture shall apply to the Notes.

4.                                      RANKING

The Notes shall be senior unsecured obligations and rank senior to any subordinated indebtedness of the Company.  The Notes shall be subordinated to all existing and future secured indebtedness of the Company to the extent of the assets securing that indebtedness.

5.                                      FORM OF NOTES

The Notes shall be substantially in the form of Schedule 1 hereto, which is hereby incorporated into and expressly made a part of this Seventh Supplemental Indenture.

6.                                      LIMITATION ON LIENS

The provisions in Section 1009 of the Base Indenture shall apply to the Notes.

7.                                      PAYMENT OF ADDITIONAL AMOUNTS

The provisions of Section 1006 of the Base Indenture shall apply to all payments in respect of the Notes, except as provided in this Article 7.

7.1                               Renumbering of Section 1006 of the Base Indenture

The Base Indenture shall be amended by deleting the word “or” at the end of subsection (8) of Section 1006 and by renumbering the current subsection (9) of Section 1006 as subsection (10) of Section 1006.

7.2                               Addition to Section 1006 of the Base Indenture

The Base Indenture shall be amended by adding the following subsection (9) to Section 1006:

“(9)          any withholding or deduction imposed on a payment which is required to be made pursuant to a European Union directive on the taxation of savings or any law implementing or complying with, or introduced in order to conform to, such directive; or”.

8.                                      SATISFACTION AND DISCHARGE

The Company covenants and agrees, and each holder of Notes issued hereunder, by such holder’s acceptance thereof, likewise covenants and agrees, that all Notes shall be issued as Securities subject to the provisions of Article 4 of the Base Indenture.

9.                                      DEFEASANCE

The Company may discharge or defease the Notes in accordance with Section 1302 of the Base Indenture.

10.                               DEFINITION OF OFFICERS’ CERTIFICATE, COMPANY REQUEST AND COMPANY ORDER AMENDED

With regard to the Notes only, the definition of “Officers’ Certificate” in Section 101 of the Base Indenture is hereby amended by deleting the first occurrence of the word “and” from the second line of the first sentence of the definition and replacing it with the word “or”.

With regard to the Notes only, the definitions of “Company Request” and “Company Order” in Section 101 of the Base Indenture are hereby amended by deleting the first occurrence of the word “and” and replacing it with the word “or”.

11.                               MISCELLANEOUS

11.1                        Issuance of Definitive Securities

(a)                                  So long as DTC holds the Global Securities, the Global Securities will not be exchangeable for definitive Securities of the applicable series of the Notes unless: (i) DTC notifies the Trustee that it is unwilling or unable to continue to hold the book-entry Notes or DTC ceases to be a clearing agency registered under the Exchange Act and the Trustee does not appoint a successor to DTC which is registered under the Exchange Act within 120 days; or (ii) at any time following a determination by the Company in its sole discretion that the Global Securities representing the Notes should be exchanged for definitive Notes in registered form.

(b)                                 Each person having an ownership or other interest in Notes must rely exclusively on the rules and procedures of DTC, Euroclear or Clearstream as the case may be, and any agreement with any participant of DTC, Euroclear or Clearstream as the case may be, or any other securities intermediary through which that person holds its interest to receive or direct the delivery of possession of any definitive Note.

(c)                                  Any definitive Notes will be issued in registered form only in denominations of $1,000 or integral multiples thereof and shall be substantially in the form of the Global Security included in Schedule I hereto with such insertions, omissions, substitutions and other variations as appropriate for definitive securities as evidenced by the execution of such securities. To the extent permitted by law, the Company, the Paying Agent and the Trustee are entitled to treat the person in whose name any definitive Note is registered as its absolute owner.

(d)                                 Payments in respect of definitive Notes will be made to the person in whose name the definitive Notes are registered as it appears in the register.  Payments will be made in respect of the Notes by transfer to the holder’s account in New York.

(e)                                  If the Company issues definitive Notes in exchange for Global Securities, DTC, as holder of the Global Securities, will surrender the Global Securities against receipt of the definitive Notes, cancel the book-entry notes and distribute the definitive Notes to the person in the amounts that DTC specifies.

(f)                                    If definitive Notes are issued in the limited circumstances described above, those definitive Notes may be transferred in whole or in part in denominations of any whole number of Notes upon surrender of the definitive Notes certificates together with the form of transfer endorsed on it, duly completed and executed at the specified office of the Trustee. If only part of a Notes certificate is transferred, a new Notes certificate representing the balance not transferred will be issued to the transferor.  Any transfer of Notes in whole or in part in definitive form may be registered, in the name or names of persons other than DTC or a nominee thereof.

11.2                        Ratification of Base Indenture; Seventh Supplemental Indenture Controls

The Base Indenture, as supplemented by this Seventh Supplemental Indenture, is in all respects ratified and confirmed. This Seventh Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this Seventh Supplemental Indenture shall supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith solely with respect to the Notes and any other Notes issued hereunder.

11.3                        Trustee and Paying Agent Not Responsible for Recitals

The recitals contained herein are made by the Company and not by the Trustee or Paying Agent, and the Trustee and Paying Agent assume no responsibility for the accuracy thereof. The Trustee and Paying Agent make no representation as to the validity or sufficiency of this Seventh Supplemental Indenture or the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

11.4                        Governing Law

This Seventh Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

11.5                        Severability

If any provision in the Indenture or the Notes is determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

11.6                        Counterparts

The parties may sign any number of copies of this Seventh Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  Any signed copy shall be sufficient proof of this Seventh Supplemental Indenture.

11.7                        Paying Agent and Transfer Agent

The parties agree that Citibank, N.A., as Paying Agent and Transfer Agent, shall be entitled to the benefit of all the rights, protections, privileges and immunities, as applicable, contained in the Indenture with respect to the Trustee, as if set forth herein.

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed as of the day and year first above written.

AEGON N.V.,
as issuer

By:	/s/ C.M. van Katwijk
Name: C.M. van Katwijk
Title: Executive Vice President

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.
as Trustee

By:	/s/ Benita A. Vaughn
Name: Benita A. Vaughn
Title: Vice President

CITIBANK, N.A.
as Paying Agent and Transfer Agent

By:	/s/ Louis Piscitelli
Name: Louis Piscitelli
Title: Vice President

SCHEDULE 1

Form of 4.625% Senior Note due 2015

[Face of Note]

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A REGISTERED SECURITY, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

AEGON N.V.

4.625% Senior Notes due 2015

No.	[ ]
CUSIP	007924AH6
ISIN	US007924AH66

AEGON N.V., a limited liability public company organized and existing under the laws of the Netherlands (herein called the Company, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, the principal sum of FIVE HUNDRED MILLION U.S. DOLLARS ($500,00,000) on December 1, 2015 and to pay interest thereon from November 27, 2009 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on June 1 and December 1 in each year, commencing June 1, 2010, at the rate of 4.625% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and interest, if any, including any payment of Additional Amounts in accordance with Article 7 of the Seventh Supplemental Indenture, on this Note will be made at the office or agency of the Company maintained for that purpose in the corporate trust office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts or at the option of the Company payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register.

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Whenever in this Note or in the Indenture there is a reference, in any context, to the payment of the principal of or interest on, or in respect of, any Note, such payment shall be deemed to include the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect of such payment pursuant to the provisions hereof or thereof and express mention of the payment of Additional Amounts (if applicable) in any provision hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

AEGON N.V.

By:
Name:	C.M. van Katwijk
Title:	Executive Vice President

Attest:

This is one of the Notes of the series designated herein and referred to in the Indenture.

Dated: November 27, 2009

The Bank of New York Mellon Trust
Company, N.A.
as Trustee

By:
Authorized Signatory

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[Reverse of Note]

This Note is one of a duly authorized issue of Securities of the Company (herein called the Notes), issued and to be issued in one or more series under an Indenture, dated as of October 11, 2001 (herein called the Indenture), between the Company, AEGON Funding Company LLC and The Bank of New York Mellon Trust Company, as Trustee and successor in interest to Citibank, N.A. (herein called the Trustee, which term includes any successor trustee under the Indenture), as the same has been supplemented and amended from time to time and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof.

If at any time subsequent to the issuance of the Notes as a result of any change in, or amendment to, the laws or regulations or rulings of the United States or The Netherlands or any other nation or government or of any political subdivision thereof or any authority therein or thereof having power to tax or as a result of any regulations or rulings or any amendment to or change in the application or official interpretation of such laws, regulations or rulings, the Company becomes, or will become, obligated to pay any Additional Amounts and such obligations cannot be avoided by the Company taking reasonable measures available to it, the Notes will be redeemable as a whole (but not in part), at the option of the Company, at any time upon not less than thirty (30) nor more than sixty (60) days’ notice given to the holders at their principal amount together with accrued interest thereon, if any, (and any Additional Amounts payable with respect thereto) to the date fixed for redemption (the Tax Redemption Date).  In order to effect a redemption of Notes as described in this paragraph, the Company shall deliver to the Trustee at least forty-five (45) days prior to the Tax Redemption Date: (i) a written notice stating that the Notes are to be redeemed as a whole and (ii) an opinion of independent legal counsel of recognized standing to the effect that the Company has or will become obligated to pay Additional Amounts as a result of such change or amendment.  No notice of redemption may be given earlier than sixty (60) days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts were a payment in respect of the Notes then due.  The notice shall additionally specify the Tax Redemption Date and all other information necessary to the publication and mailing by the Trustee of notices of such redemption.  The Trustee shall be entitled to rely conclusively upon the information so furnished by the Company in such notice and shall be under no duty to check the accuracy or completeness thereof.  Such notice shall be irrevocable and upon its delivery the Company shall be obligated to make the payment or payments referred to therein to the Trustee.

The Company may redeem the Notes in whole or in part, at its option, at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the applicable Remaining Scheduled Payments discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 37.5 basis points, together with, in each case, accrued interest on the principal amount of the Notes to be redeemed to the date of redemption.

In the event of redemption of this Note in part only, a new Note or Notes of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the holder hereof upon the cancellation hereof.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

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The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series shall be represented by a Global Security and are not exchangeable for definitive Notes of this series except in specific circumstances set forth in the Indenture.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the

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owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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